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                                                                      Exhibit 15



                  ACKNOWLEDGMENT LETTER OF INDEPENDENT AUDITORS



Shareholders and Board of Directors
KeyCorp


We are aware of the incorporation by reference in the Registration Statement (Form S-3) of KeyCorp, of our reports dated April 13, 2001, July 13, 2001 and October 12, 2001 relating to the unaudited condensed consolidated interim financial statements of KeyCorp, that are included in the Quarterly Report on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001.


/s/ Ernst & Young LLP


Cleveland, Ohio
November 8, 2001